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                                                                    EXHIBIT 23.1





                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Cumulus Media Inc.:

         We consent to incorporation by reference in this Registration Statement on Form S-8 of Cumulus Media Inc. of our report dated March 14, 2001, relating to the consolidated balance sheet of Cumulus Media Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, and the related financial statement schedule, which report appears in the December 31, 2000 Annual Report on Form 10-K of Cumulus Media Inc.



/s/ KPMG LLP
Chicago, Illinois
June 5, 2001


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